Exhibit 1.1

[●] Shares

RIVERBANC MULTIFAMILY INVESTORS, INC.

COMMON STOCK, $0.01 PAR VALUE PER SHARE

UNDERWRITING AGREEMENT

[●], 2015

[July __, 2015]

ROBERT W. BAIRD & CO. INCORPORATED

KEEFE, BRUYETTE & WOODS, INC.

SUNTRUST ROBINSON HUMPHREY, INC.
As Representatives of the Several Underwriters
Identified in Schedule I Annexed Hereto

c/o Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

c/o Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue

New York, New York 10019

c/o SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road, NE

11th Floor

Atlanta, GA 30326

Ladies and Gentlemen:

RiverBanc Multifamily Investors, Inc., a Maryland corporation (the “Company”), which is externally managed and advised by RiverBanc LLC, a limited liability company organized and existing under the laws of North Carolina (the “Manager”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), subject to the terms and conditions stated in this agreement by and among the Company, the Manager, the Operating Partnership (as defined below) and the Representatives (as defined below) (this “Agreement”), [●] shares of the common stock, $0.01 par value per share (the “Common Stock”), of the Company (the “Firm Shares”).

The Company also proposes to issue and sell to the several Underwriters, subject to the terms and conditions stated herein, up to an additional [●] shares of Common Stock (the “Additional Shares”), if and to the extent that Robert W. Baird & Co. Incorporated (“Baird”), Keefe, Bruyette & Woods, Inc. (“KBW”) and SunTrust Robinson Humphrey, Inc. (“SunTrust” and, together with Baird and KBW, the “Representatives”), as representatives of the Underwriters, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares” (each individually a “Share”).

The Company, RiverBanc Multifamily LP, a Delaware limited partnership (the “Operating Partnership”), and the Manager each hereby confirms its agreement with the Underwriters as follows:

The Company has prepared and filed, in accordance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-11 (registration no. 333-205041), including a form of prospectus, relating to the public offering of the Shares (the “Offering”). The registration statement, as amended at the time it became effective, including the exhibits and documents filed as part thereof and information contained in the prospectus filed as part of the registration statement pursuant to Rule 424 under the Securities Act or otherwise deemed to be part of the registration statement pursuant to Rules 430A or 430C under the Securities Act, is hereinafter referred to as the “Registration Statement.” If the Company files an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include the Rule 462 Registration Statement. The Company has also filed with, or transmitted for filing to, or shall promptly after the date of this Agreement file with or transmit for filing to, the Commission pursuant to Rule 424(b) under the Securities Act a final prospectus (in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) that meets the requirements of Section 10(a) of the Securities Act (the “Prospectus”)). “Preliminary Prospectus,” as of any time, means any preliminary form of prospectus included in the Registration Statement immediately prior to such time, or filed with the Commission pursuant to Rule 424(a) under the Securities Act at such time, that omits certain information as permitted by Rule 430A(a) under the Securities Act. The “Preliminary Prospectus” without reference to a time means the Preliminary Prospectus included in the Registration Statement or deemed a part of the Registration Statement pursuant to Rule 430A under the Securities Act immediately prior to the Time of Sale (as defined below). The “Prospectus” shall be deemed to include the “electronic Prospectus” provided for use in connection with the Shares as contemplated by Section 7(b) of this Agreement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; “issuer free writing prospectus” has the meaning set forth in Rule 433 under the Securities Act; “Time of Sale Prospectus” means the Preliminary Prospectus, together with the free writing prospectuses, if any, each identified in Schedule II hereto (each, a “Permitted Free Writing Prospectus”), and other information conveyed to purchasers of the Shares at or prior to the Time of Sale as set forth in Schedule II hereto; “Time of Sale” means _:__ [a/p].m. (Eastern Time) on the date of this Agreement; “road show” has the meaning set forth in Rule 433(h)(4) under the Securities Act, and “bona fide electronic road show” has the meaning set forth in Rule 433(h)(5) under the Securities Act. As used herein, “Testing-the-Waters Communication” means any oral or written communication by the Company, or any person authorized to act on behalf of the Company, with potential investors undertaken in reliance on Section 5(d) of the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. “Permitted Testing-the-Waters Communication” means any Written Testing-the-Waters Communication specifically authorized and approved by the Company to be made by the Representatives and listed on Schedule V hereto.

The Company has also prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A (file no. __________) to register the Common Stock under Section 12(b) or (g) of the Exchange Act, as applicable.

In connection with the Offering, and as described in greater detail under the caption “Structure and Formation of our Company” in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) pursuant to a contribution agreement (the “Predecessor Interest Contribution Agreement”), the Company will issue to Donlon Family LLC (“Donlon”), New York Mortgage Trust, Inc. (“NYMT”) and JMP Holding LLC (“JMP Holding” and, together with Donlon and NYMT, the “Contributing Investors”) an aggregate of [●] shares of Common Stock in connection with the Operating Partnership’s acquisition of 100% of the common equity interests in, and 100% of NYMT’s preferred equity interests in, RB Multifamily Investors LLC (the “Predecessor”), a Delaware limited liability company, which (a) owns (1) joint venture common equity interests in five separate joint ventures that each own, directly or indirectly, a multifamily apartment property, (2) a preferred equity interest in one multifamily apartment property venture, and (3) three mezzanine loans, and (b) is under contract to acquire a joint venture common equity interest in a joint venture that will own, directly or indirectly, a multifamily apartment property (the “Predecessor Interest Acquisition”); (ii) pursuant to a contribution agreement (the “Contributed Assets Contribution Agreement I”), the Company will use $[●] million of the net proceeds from the Offering to acquire from NYMT preferred equity interests in four multifamily apartment properties (“Contributed Asset Acquisition I”); (iii) pursuant to a contribution agreement (the “Contributed Assets Contribution Agreement II” and together with Contributed Assets Contribution Agreement I, the “Contributed Assets Contribution Agreements”), the Company will use $12.0 million of the net proceeds from the Offering to acquire from NYMT (a) a preferred equity interest in one multifamily apartment property that NYMT has under contract to acquire and (b) one mezzanine loan that NYMT has entered into a binding loan agreement to fund (the “Contributed Asset Acquisition II” and, together with the Contributed Asset Acquisition I, the “Contributed Asset Acquisitions”); (iv) the Company will enter into a registration rights agreement (the “Registration Rights Agreement”) with the Contributing Investors concurrently with the completion of the Offering; (v) upon completion of the Offering the Operating Partnership will issue an aggregate of 1,500 long-term incentive plan units (“LTIP Units”) in the Operating Partnership to the independent directors of the Company; (vi) pursuant to an inducement payment agreement (the “Inducement Payment Agreement”), the Manager has agreed to pay EF CMO LLC (the “Preferred Member”) $163,311.45 in connection with its additional capital contribution to the Company (the “Inducement Payment”); (vii) the Company will enter into the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, to be dated as of the Closing Date (the “Operating Partnership Agreement”); (viii) the Company, the Predecessor, the Operating Partnership, the Preferred Member, and the Contributing Investors will enter into the Second Amended and Restated Limited Liability Company Agreement of the Predecessor, to be dated as of the Closing Date (the “Predecessor Limited Liability Company Agreement”). The Predecessor Interest Acquisition, the Contributed Asset Acquisitions, entry into the Registration Rights Agreement, issuance of the LTIP Units, entry into the Inducement Payment Agreement, the payment of the Inducement Payment, entry into the Operating Partnership and entry into the Predecessor Limited Liability Company Agreement are hereinafter collectively referred to as the “Formation Transactions,” and all agreements and instruments entered into or executed in connection therewith, including, but not limited to, the Predecessor Interest Contribution Agreement, the Contributed Assets Contribution Agreements, the Registration Rights Agreement, the Inducement Payment Agreement, the Operating Partnership Agreement and the Predecessor Limited Liability Company Agreement are hereinafter collectively referred to as the “Transaction Agreements.”

1.                  Representations and Warranties of the Company and the Operating Partnership. Each of the Company and the Operating Partnership, on a joint and several basis, represents and warrants to and agrees with each of the Underwriters on the date hereof, at the Time of Sale, on the Closing Date (as defined in Section 5) and on each Option Closing Date (as defined in Section 4), if any, that:

(a)                The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus or the Prospectus is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission and any request on the part of the Commission for additional information has been satisfied in all material respects.

(b)               The Preliminary Prospectus filed as part of the Registration Statement or pursuant to Rule 424 under the Securities Act, when so filed, complied in all material respects with the Securities Act and the rules and regulations thereunder (including, without limitation, Rules 424, 430A or 430C under the Securities Act).

(c)                (i) The Registration Statement, including any post-effective amendments thereto, when it became effective and at the time of execution of this Agreement, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the rules and regulations thereunder; (iii) at no time during the period that began on the date of the Preliminary Prospectus and ended immediately prior to the execution of this Agreement did the Preliminary Prospectus contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) the Preliminary Prospectus furnished to the Underwriters for delivery to prospective investors complied in all material respects with the Securities Act (including, without limitation, the requirements of Section 10 of the Securities Act); (v) the Time of Sale Prospectus does not, and at the Time of Sale, at the Closing Date and, if applicable, at each Option Closing Date, the Time of Sale Prospectus, as then amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vi) each Permitted Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus and was accompanied or preceded by the then-most recent Preliminary Prospectus, to the extent required by Rule 433 under the Securities Act; (vii) each road show, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (viii) each individual Written Testing-the-Waters Communication, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ix) the Prospectus, as of the date it is filed with the Commission pursuant to Rule 424(b) under the Securities Act, at the Closing Date and at each Option Closing Date, if any, will comply in all material respects with the Securities Act (including, without limitation, Section 10(a) of the Securities Act) and the rules and regulations thereunder and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 1(c) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, any Preliminary Prospectus, the Permitted Free Writing Prospectus, any road show, any Written Testing-the-Waters Communication or the Prospectus or any amendments or supplements (or prospectus wrapper) thereto based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being agreed that the only information furnished by the Underwriters to the Company expressly for use therein are the statements contained in the first sentence of the first paragraph (regarding selling concessions) under the caption “Underwriting—Commissions and Discounts” and the second, third and fourth paragraphs (regarding short sales and stabilizing transactions, and penalty bids) under the caption “Underwriting—Price Stabilization, Short Positions and Penalty Bids” of the Time of Sale Prospectus and the Prospectus (collectively, the “Underwriter Information”).

(d)               Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectus, the Permitted Free Writing Prospectuses and/or any Permitted Testing-the-Waters Communication; the Company has not, directly or indirectly, prepared, used or referred to any free writing prospectuses, without the prior written consent of the Representatives, other than the Permitted Free Writing Prospectuses, any Permitted Testing-the-Waters Communication and road shows furnished or presented to the Representatives before first use. Each Permitted Free Writing Prospectus has been prepared, used or referred to in compliance with Rules 164 and 433 under the Securities Act; assuming that such Permitted Free Writing Prospectus is sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rules 164 and 433 under the Securities Act; the conditions set forth in Rule 433(b)(2) under the Securities Act are satisfied, and the Registration Statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act, including a price range where required by rule; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Shares, free writing prospectuses pursuant to Rules 164 and 433 under the Securities Act; each Permitted Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act; and, in the case of any bona fide electronic road shows by the Company, the Company has complied with the requirements of Rule 433(d)(8)(ii) under the Securities Act.

(e)                The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement and is not currently an “ineligible issuer.”

(f)                 From the time of initial confidential submission of the Registration Statement through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(g)                Each of the Company and the Operating Partnership (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone other than the Representatives to engage in such communications; the Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications; as of the Applicable Time, each Permitted Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Written Testing-the-Waters Communication does not, as of the date hereof, conflict with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus; and the Company has filed publicly on the Commission’s EDGAR database (“EDGAR”) at least 21 calendar days prior to any “road show” (as defined in Rule 433 under the Securities Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Shares.

(h)               On the date hereof and at the Time of Sale, the Company has no subsidiaries (as defined under the Securities Act) other than the Operating Partnership; and, upon completion of the Formation Transactions and on the Closing Date and each Option Closing Date, the Company has no subsidiaries (as defined under the Securities Act) other than those entities listed on Schedule III (the “Controlled Subsidiaries”), and those entities listed on Schedule IV (the “Non-Controlled Subsidiaries”, and, together with the Controlled Subsidiaries, the “Subsidiaries”); other than membership interests in the Subsidiaries, the Company does not own, directly or indirectly, any shares of common stock or equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity other than as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; complete and correct copies of the charters and of the bylaws or other formation documents of the Company and each of the Subsidiaries and all amendments thereto have been delivered to the Representatives or their counsel, and, except as set forth in the Registration Statement or in the exhibits to the Registration Statement, no changes therein will be made on or after the date hereof through and including the Closing Date or, if later, any Option Closing Date.

(i)                 The Shares are approved for listing on the Nasdaq Capital Market (the “Exchange”), subject only to official notice of issuance. To the Company’s knowledge, there are no affiliations or associations between (i) any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (ii) the Company, the Operating Partnership, the Predecessor, or any of the Subsidiaries, or any of their respective officers, directors or 5% or greater security holders or any beneficial owner of the Company, or any of the Subsidiaries’ unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date on which the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus.

(j)                 The Company has been duly incorporated, is validly existing as a corporation and is in good standing under the laws of the State of Maryland, has the corporate power and authority to own its property, enter into and perform its obligations under this Agreement and the Transaction Agreements, and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to (i) have a material adverse effect on the assets, business, condition (financial or otherwise), management, results of operations, earnings or prospects of the Company, the Operating Partnership and the Subsidiaries, taken as a whole, or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby, including the Formation Transactions (the occurrence of any such effect, prevention, interference or result described in the foregoing clause (i) or (ii) being herein referred to as a “Material Adverse Effect”). The Company is the sole general partner of the Operating Partnership. Additionally, the Company will contribute the net proceeds from the sale of the Shares to the Operating Partnership in exchange for a number of common units of partnership interest in the Operating Partnership (the “OP Units”) equal to the number of Shares sold in the Offering.

(k)               The Predecessor has been duly formed, is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware, has the power and authority to own its property, enter into and perform its obligations under the Transaction Agreements, to the extent a party thereto, and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and is duly qualified to transact business and in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a Material Adverse Effect; all of the issued interests in the Predecessor have been duly and validly authorized and issued and are fully paid and, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, will be owned as of the Closing Date, and are owned as of the Closing Date and Option Closing Date, directly by the Operating Partnership, free and clear of all liens, encumbrances, security interests, equities or claims.

(l)                 The Operating Partnership has been duly formed, is validly existing as a limited partnership in good standing under the laws of the State of Delaware, has the power and authority to own its property, enter into and perform its obligations under the Transaction Agreements, to the extent a party thereto, and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and is duly qualified to transact business and in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a Material Adverse Effect; all of the issued OP Units have been duly and validly authorized and issued and are fully paid and are owned directly by the Company, free and clear of all liens, encumbrances, security interests, equities or claims.

(m)             Each Subsidiary (other than the Operating Partnership and the Predecessor) has been duly incorporated, formed or organized, as applicable, is validly existing as a corporation, limited partnership or limited liability company and is in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property, enter into and perform its obligations under the Transaction Agreements, to the extent a party thereto, and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and is duly qualified to transact business and in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a Material Adverse Effect; all of the issued equity securities of each Controlled Subsidiary (other than the Operating Partnership and the Predecessor) and, to the knowledge of the Company, each Non-Controlled Subsidiary, have been duly and validly authorized and issued, are fully paid and nonassessable and, to the extent disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned by the Operating Partnership, are owned directly or indirectly by the Operating Partnership, free and clear of all liens, encumbrances, security interests, equities or claims.

(n)               This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(o)               The OP Units to be issued by the Operating Partnership in connection with the Company’s contribution of the net proceeds from the sale of the Shares to the Operating Partnership and the LTIP Units to be issued by the Operating Partnership in connection with the Formation Transactions have been duly authorized and, when issued and delivered, will be duly and validly issued and will be fully paid and will conform to the description thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and such issuance of the OP Units or LTIP Units is not subject to any preemptive or similar right other than as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(p)               The Operating Partnership Agreement will have been or has been, as applicable, duly authorized and validly executed by the Company, as the general partner of the Operating Partnership, and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(q)               Each of the Transaction Agreements has been duly authorized by the Company, the Operating Partnership and the Subsidiaries, to the extent a party thereto, and has been executed and delivered by the Company, the Operating Partnership and the Subsidiaries, to the extent a party thereto, and each constitutes a legally valid and binding obligation of the Company, the Operating Partnership and the Subsidiaries, to the extent a party thereto, enforceable against the Company, the Operating Partnership and the Subsidiaries, to the extent a party thereto, in accordance with its terms, except in each case as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(r)                 The Management Agreement, to be dated as of the Closing Date, among the Company, the Operating Partnership, the Predecessor and the Manager which, among other things, provides for the management of the Company by the Manager (the “Management Agreement”), has been duly authorized by the Company, the Operating Partnership and the Predecessor, and at the Closing Date, will have been executed and delivered by the Company, the Operating Partnership and the Predecessor, and will constitute a legally valid and binding obligation of the Company, the Operating Partnership and the Predecessor, enforceable against the Company, the Operating Partnership, and the Predecessor, in accordance with its terms, except in each case as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(s)                Each of this Agreement, the Management Agreement, the Operating Partnership Agreement and each of the Transaction Agreements conforms in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus

(t)                 The authorized, issued and outstanding capitalization of the Company is as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Capitalization.” The authorized capital stock of the Company conforms and will conform as to legal matters to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Description of Our Capital Stock,” and such description conforms in all material respects to the rights set forth in the instruments defining the same. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) no shares of Common Stock are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any shares of Common Stock, (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of Common Stock or any other securities of the Company, and (iv) the Company has not granted to any person or entity a stock option or other equity-based award of or to purchase shares of Common Stock or any other securities of the Company pursuant to an equity-based compensation plan or otherwise.

(u)               The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized, are validly issued, fully paid and nonassessable, have been issued in compliance with applicable securities laws and were not issued in violation of any preemptive or similar rights.

(v)               The Shares to be sold by the Company have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to or in violation of any preemptive or similar rights. Upon payment of the purchase price and issuance and delivery of the Shares to be issued and sold by the Company in accordance herewith, the Underwriters will receive good, valid and marketable title to such Shares, free and clear of all liens, charges, security interests, encumbrances or claims. The certificates, if any, to be used to evidence the Shares will be in substantially the form filed as an exhibit to the Registration Statement and will, on the Closing Date and each Option Closing Date, be in proper form and will comply in all material respects with all applicable legal requirements, the requirements of the Company’s charter and bylaws and the requirements of the Exchange.

(w)              The shares of Common Stock to be issued by the Company to the Contributing Investors in the Predecessor Interest Acquisition have been duly authorized and, when issued and delivered against consideration therefor in accordance with the terms of the Predecessor Interest Contribution Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such shares of Common Stock will not be subject to or in violation of any preemptive or similar rights other than as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus. Upon completion of the Predecessor Interest Acquisition, the Contributing Investors will receive good, valid and marketable title to such shares of Common Stock, free and clear of all liens, charges, security interests, encumbrances or claims. The certificates, if any, to be used to evidence such shares of Common Stock will be in substantially the form filed as an exhibit to the Registration Statement and will, on the Closing Date, be in proper form and will comply in all material respects with all applicable legal requirements, the requirements of the Company’s charter and bylaws and the requirements of the Exchange.

(x)                Neither the issuance and sale of the Shares, the execution and delivery by the Company or the Operating Partnership of, nor the compliance with or the performance by the Company or the Operating Partnership of their obligations under, this Agreement, the Management Agreement or the Transaction Agreements will conflict with, contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any assets of the Company or the Operating Partnership or the Controlled Subsidiaries or, to the Company’s knowledge, the Non-Controlled Subsidiaries, pursuant to, or constitute a default or a Debt Repayment Triggering Event (as defined below) under (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over the Company, the Operating Partnership or any of the Subsidiaries; (ii) the articles of incorporation, certificate of formation, certificate of limited partnership or bylaws (or similar organizational documents) of the Company, the Operating Partnership or any of the Subsidiaries; or (iii) any contract, agreement, obligation, covenant or instrument to which the Company, the Operating Partnership or any of the Subsidiaries (or any of their respective assets) is subject or bound, except, in each case of clauses (i), (ii) and (iii) above, to the extent that any such conflict, contravention, breach, violation or imposition would not have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving or notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any of the Subsidiaries.

(y)                No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Exchange), or approval of the Company’s stockholders, is required in connection with the issuance and sale of the Shares or the consummation of the transactions contemplated hereby, including the Formation Transactions, other than (i) registration of the Shares under the Securities Act, which has been effected (or, with respect to any Rule 462 Registration Statement, will be effected in accordance Rule 462(b) under the Securities Act), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iii) such approvals as have been obtained in connection with the listing of the Shares on the Exchange or (iv) under the FINRA Rules.

(z)                There are no actions, suits, claims, investigations, inquiries or proceedings (collectively, “Actions”) pending or, to the Company’s knowledge, threatened or contemplated to which the Company, the Operating Partnership, any of the Controlled Subsidiaries or, to the Company’s knowledge, any of the Non-Controlled Subsidiaries, or any of their respective directors or officers is or would be a party, of which any of their respective properties is or would be subject at law or in equity, or which would materially and adversely affect the consummation of the transactions contemplated hereby or the Transaction Agreements, including the Formation Transactions, or the performance by the Company, the Operating Partnership or any of the Subsidiaries of their respective obligations hereunder or thereunder, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Exchange), other than such Actions that are accurately described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such Actions that, if resolved adversely to the Company, the Operating Partnership or any of the Subsidiaries, would not, individually or in the aggregate, have a Material Adverse Effect. There are no Actions that are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and are not so described. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(aa)            Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no persons with registration rights or other similar rights to have securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

(bb)           The Company, the Operating Partnership and the Subsidiaries, are not, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, none of them will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(cc)            The Company’s securities are not rated by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(dd)           Grant Thornton, LLP, who have certified certain financial statements and supporting schedules of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (the “PCAOB”) and as required by the Securities Act whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(ee)            HLB Gross Collins, P.C., who have certified certain financial statements and supporting schedules included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the Securities Act whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(ff)              The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules, present fairly in all material respects the financial position of the Company and the Subsidiaries as of the dates indicated and of RB Multifamily Investors LLC, Bent Tree JV Holdings, LLC, Evergreen JV Holdings, LLC, Kiawah River View Investors LLC and WR Savannah Holdings, LLC (collectively, the “Audited Companies”) as of the dates indicated and the statements of operations, statements of changes in members’ equity and statements of cash flows for the periods specified and have been prepared in compliance with the requirements of the Securities Act and the Exchange Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved; the Statements of Revenues in Excess of Certain Expenses which are included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the revenues and certain expenses related to the operations of each of the properties or group of properties identified in Statements of Revenues in Excess of Certain Expenses for the periods specified, and such Statements of Revenues in Excess of Certain Expenses have been prepared in conformity with GAAP; all pro forma financial statements or data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, if any, comply with the requirements of the Securities Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein, including the Formation Transactions, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company and the Subsidiaries to which such data relate; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included; the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or “variable interest entities”), not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and all disclosures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by Regulation G under the Exchange Act) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(gg)            All statistical or market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith. The projections, if any, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus (the “Projections”) were made by the Company with a reasonable basis and in good faith and reflect the Company’s good faith best estimate of the matters described therein. The Projections, if any, were prepared by the Company based on reasonable assumptions, including, among other things, (i) the Company’s anticipated future performance after the consummation of the Offering and (ii) general business and economic conditions. The Projections, if any, are based, further, upon an analysis of the data available to the Company, after due inquiry, at the time of the Projections.

(hh)           The Company, the Operating Partnership and the Controlled Subsidiaries, and, to the knowledge of the Company, the Non-Controlled Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to such entity or the real property owned by such entity (as applicable) (collectively, the “Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under the Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not reasonably be expected to have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would not reasonably be expected to have a Material Adverse Effect.

(ii)               There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(jj)               Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company, the Operating Partnership or any of the Controlled Subsidiaries and, to the knowledge of the Company, any of the Non-Controlled Subsidiaries, and any person that would give rise to a valid claim against the Company, the Operating Partnership, any of the Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Offering or as a result of any transaction contemplated by this Agreement or the Transaction Agreements.

(kk)           Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there has not occurred any material adverse change, any development involving a prospective material adverse change or any development that would reasonably be expected to result in a material adverse change in the assets, business, condition (financial or otherwise), management, results of operations, earnings or prospects of the Company, the Operating Partnership and the Subsidiaries, taken as a whole; (ii) except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, respectively, the Company, the Operating Partnership and the Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (iii) the Company, the Operating Partnership and the Subsidiaries have not sustained any material loss or interference with their respective businesses and/or property from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; (iv) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (v) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, the Operating Partnership and the Subsidiaries; except in each such case of the preceding clauses (ii) though (v) as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ll)               The Company, the Operating Partnership and the Subsidiaries have, directly or indirectly, good and marketable title in fee simple to all real property and good and marketable title to all personal property and assets described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in each case free and clear of all mortgages, deeds of trust, pledges, liens, security interests, claims, restrictions on encumbrance of any kind, encumbrances and defects except such as are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or such as do not materially affect the value of such real property, personal property or assets and do not interfere with the use made and proposed to be made of such real property, personal property or assets by the Company, the Operating Partnership and the Subsidiaries; none of the Company, the Operating Partnership or the Subsidiaries own any real property or assets other than the real property and assets that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and any real property or improvements held under lease by the Company, the Operating Partnership and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property or improvements by the Company, the Operating Partnership and the Subsidiaries, in each case except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(mm)       Except as would not, individually or in the aggregate, have a Material Adverse Effect, each of the Company, the Operating Partnership, the Controlled Subsidiaries and, to the Company’s knowledge, the Non-Controlled Subsidiaries owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned or licensed by it or that is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), and the Company is unaware of any claim to the contrary or any challenge by any other person to the rights of the Company, the Operating Partnership or any of the Subsidiaries with respect to the Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Company, the Operating Partnership or any of the Subsidiaries. None of the Company, the Operating Partnership nor any of the Controlled Subsidiaries, or, to the Company’s knowledge, the Non-Controlled Subsidiaries has infringed or is infringing the intellectual property of a third party, and none of the Company, the Operating Partnership nor any of the Controlled Subsidiaries, or, to the Company’s knowledge, the Non-Controlled Subsidiaries has received notice of a claim by a third party to the contrary that would reasonably be expected to have a Material Adverse Effect.

(nn)           Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, each of the Company, the Operating Partnership, the Controlled Subsidiaries and, to the Company’s knowledge, the Non-Controlled Subsidiaries, has complied, and is presently in compliance, in all material respects, with its privacy policies, applicable privacy rules and third-party obligations regarding the collection, use, transfer, storage, protection, disposal and disclosure of personally identifiable information.

(oo)           No material labor dispute with the employees, if any, of the Company, the Operating Partnership, the Controlled Subsidiaries or, to the Company’s knowledge, the Non-Controlled Subsidiaries, exists, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its, the Operating Partnership’s, the Controlled Subsidiaries’ or, to the knowledge of the Company, the Non-Controlled Subsidiaries’ principal suppliers, manufacturers or contractors that could reasonably be expected to have a Material Adverse Effect. None of the Company, the Operating Partnership, the Controlled Subsidiaries nor, to the Company’s knowledge, the Non-Controlled Subsidiaries, is in violation of any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations as would not reasonably be expected to have a Material Adverse Effect.

(pp)           Neither the Company nor, to the best of the Company’s knowledge, any employer of any officers, investment professionals or other key persons of the Company or the Manager named in the Registration Statement, the Time of Sale Prospectus and the Prospectus (each, a “Company Focused Professional”) has been notified that any such Company Focused Professional plans to terminate his or her employment or association with such employer. Neither the Company nor, to the best of the Company’s knowledge, any Company Focused Professional, is subject to any non-competition, non-disclosure, confidentiality, employment, consulting or similar agreement that would be violated by the business activities of the Company or the Manager as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus. The Company does not have any employees. Neither the Operating Partnership nor any of the Subsidiaries has any employees.

(qq)           The Company, the Operating Partnership and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate in the businesses in which they are engaged; and none of the Company, the Operating Partnership nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(rr)              Except as otherwise would not reasonably be expected to have a Material Adverse Effect, the buildings, structures and other improvements and the equipment owned by the Company, the Operating Partnership and the Subsidiaries are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use, ordinary wear and tear excepted), are adequate and suitable for their present uses and, in the case of buildings, structures and other improvements, are structurally sound.

(ss)             The Company, the Operating Partnership and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and none of the Company, the Operating Partnership nor any of the Controlled Subsidiaries nor, to the Company’s knowledge, any of the Non-Controlled Subsidiaries, has received any notice of, nor does any such entity otherwise have knowledge of, any proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would not reasonably be expected to have a Material Adverse Effect.

(tt)              Neither the Operating Partnership nor the Subsidiaries are subject to any material direct or indirect prohibition on paying any dividends to the Company, on making any other distribution on such subsidiary’s capital stock, partnership units or membership interests, on repaying to the Company any loans or advances to such subsidiary from the Company or on transferring any of such subsidiary’s property or assets to the Company or any other Subsidiary, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(uu)           The Company has taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, so long as the Company has a class of securities registered under Section 12 of the Exchange Act, the Company and any of the officers and directors of the Company, in their capacities as such, will be in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement. The Company has not, directly or indirectly, extended credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or any of the Subsidiaries, or to or for any family member or affiliate of any director or executive officer of the Company or any of the Subsidiaries.

(vv)           The Company and each of its Subsidiaries have taken all necessary actions to ensure that, within the time period required, the Company and the Subsidiaries will maintain effective “internal control over financial reporting” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions of the Company and the Subsidiaries are executed in accordance with management’s general or specific authorization; (B) transactions of the Company and the Subsidiaries are recorded as necessary to permit preparation of financial statements in conformity with general accepted accounting principles and to maintain accountability for assets; (C) access to assets of the Company and the Subsidiaries is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets of the Company and the Subsidiaries is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the date of the Company’s most recently audited balance sheet, there has been no significant deficiency or material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) that is reasonably likely to materially adversely affect the Company’s ability to record, process, summarize and report financial information, and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ww)        The Company maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and principal financial officer by others within that entity, and such disclosure controls and procedures are effective in performing the functions for which they were established.

(xx)            None of the Company, the Operating Partnership or any of the Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements filed as an exhibit to the Registration Statement and referred to or described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and no such termination or non-renewal has been threatened by the Company, the Operating Partnership or any of the Subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement.

(yy)            There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus which have not been described as required.

(zz)            Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has no material lending or other relationship with any Underwriter (or an affiliate thereof) and does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt to any Underwriter (or an affiliate thereof).

(aaa)         All material tax returns required to be filed by the Company, the Operating Partnership, or any of the Controlled Subsidiaries or, to the Company’s knowledge, any of the Non-Controlled Subsidiaries have been timely filed, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.

(bbb)       Commencing with its short taxable year ending December 31, 2015, the Company will be organized in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s proposed method of operations will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its short taxable year ending December 31, 2015 and thereafter. To the knowledge of the Company, there is no event that would cause, or is likely to cause, the Company to fail to qualify as a REIT under the Code. The Company currently intends to operate in a manner which would permit it to qualify and be taxed as a REIT under the Code and has no current intention of changing its proposed method of operation or engaging in activities which would cause it to fail to qualify or make economically undesirable its continued qualification as a REIT under the Code.

(ccc)         All factual statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus are true, complete and accurate in all material respects.

(ddd)       None of the Company, the Operating Partnership, nor the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the Operating Partnership or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company, the Operating Partnership and the Subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(eee)         The operations of the Company, the Operating Partnership and the Subsidiaries, are and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (commonly known as the USA PATRIOT Act), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of the Subsidiaries, with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(fff)            None of the Company, the Operating Partnership nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company, the Operating Partnership or any of the Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”) or located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any of the Subsidiaries, joint venture partner or other person or entity, for the purpose of funding, financing or facilitating the activities of any person or in any country or territory that at such time is the subject of Sanctions or in any other matter that will result in a violation of Sanctions by any person. For the past five years, the Company, the Operating Partnership and the Subsidiaries, have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person or in any country or territory that at the time of the dealing or transaction is or was the subject of Sanctions.

(ggg)         Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not offered, sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(hhh)       None of the Company, the Operating Partnership nor any of the Subsidiaries nor, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

2.                  Representations and Warranties of the Manager. The Manager represents and warrants to and agrees with each of the Underwriters on the date hereof, at the Time of Sale, on the Closing Date (as defined in Section 5) and on each Option Closing Date (as defined in Section 3), if any, that:

(a)                Any financial or other data regarding the Manager and its direct and indirect subsidiaries included in the Management Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus is derived from the Manager’s accounting or other applicable records and is true, accurate and correct in all material respects.

(b)               The Manager has been duly organized, is validly existing and is in good standing under the laws of the State of North Carolina, has the authority to own its property and to conduct its business as described in the Management Agreement, Registration Statement, the Time of Sale Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not (i) have a material adverse effect on the assets, business, condition (financial or otherwise), management, results of operations, earnings or prospects of the Manager and its subsidiaries, taken as a whole, or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby, including the Formation Transactions (the occurrence of any such effect, prevention, interference or result described in the foregoing clause (i) or (ii) being herein referred to as a “Manager Material Adverse Effect”).

(c)                The ownership interests of the Manager are entirely held by Donlon Family LLC, New York Mortgage Trust, Inc., a REIT for federal income tax purposes, and JMP Holding LLC, and are, to the Manager’s knowledge, so held free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(d)               This Agreement, the Management Agreement and the Inducement Payment Agreement have been duly authorized, executed and delivered by the Manager and will constitute legally valid and binding obligations of the Manager, enforceable against the Manager, in accordance with their terms, except in each case as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(e)                Neither the Manager nor any of its subsidiaries is in violation of (i) any statute, law, rule regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over the Manager or any of its subsidiaries; (ii) the certificate of formation or limited liability company agreement (or charter and other organizational documents) of the Manager or any of its subsidiaries; or (iii) any contract, agreement, obligation, covenant or instrument to which the Manager or any of its subsidiaries (or any of their respective assets) is subject or bound, including the Management Agreement.

(f)                 Neither the execution and delivery by the Manager of, nor the performance by the Manager of its obligations under, this Agreement or the Management Agreement will conflict with, contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any assets of the Manager, or constitute a default or a Manager Debt Repayment Triggering Event (as defined below) under (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over the Manager; (ii) the certificate of formation and other organizational documents of the Manager or any of its subsidiaries; or (iii) any contract, agreement, obligation, covenant or instrument to which the Manager or any of its subsidiaries (or any of their respective assets) is subject or bound, including (in the case of this Agreement) the Management Agreement. A “Manager Debt Repayment Triggering Event” means any event or condition that gives, or with the giving or notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Manager or any of its subsidiaries.

(g)                No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Exchange), or approval of the Manager’s interest holders, is required in connection with the for the execution, delivery and performance by the Manager of each of this Agreement, the Management Agreement or the consummation of the transactions contemplated hereby, including the Formation Transactions, or the Management Agreement.

(h)               Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has not occurred any material adverse change, any development involving a prospective material adverse change or any development that would reasonably be expected to result in a material adverse change in the assets, business, condition (financial or otherwise), management, results of operations, earnings or prospects of the Manager and its subsidiaries, taken as a whole, or that could prevent the Manager from carrying out its obligations under this Agreement, the Management Agreement or the Inducement Payment Agreement.

(i)                 There are no Actions pending or, to the Manager’s knowledge, threatened or contemplated to which the Manager or any of its subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Exchange), other than such Actions that are accurately described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such Actions that, if resolved adversely to the Manager or any of its subsidiaries, would not, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect.

(j)                 Neither the Manager nor, to the best of the Manager’s knowledge, any employer of any officers, investment professionals or other key persons of the Company or the Manager named in the Registration Statement or the Time of Sale Prospectus (each, a “Manager Focused Professional”) has been notified that any such Manager Focused Professional plans to terminate his or her employment or association with such employer. Neither the Manager nor, to the best of the Manager’s knowledge, any Manager Focused Professional, is subject to any non-competition, non-disclosure, confidentiality, employment, consulting or similar agreement that would be violated by the business activities of the Company or the Manager as described in the Registration Statement, the Time of Sale Prospectus, or the Prospectus.

(k)               The Manager is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Manager is not prohibited by the Advisers Act or the rules and regulations thereunder from performing its obligations under the Management Agreement as described in the Registration Statement, the Time of Sale Prospect or the Prospectus.

(l)                 Neither the Manager nor any of its subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(m)             Neither the Manager nor any of its subsidiaries nor, to the knowledge of the Manager, any director, officer, agent, employee or affiliate of the Manager, has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Manager has conducted its businesses in compliance with the FCPA and has instituted and maintained policies and procedures designed to ensure continued compliance therewith.

(n)               The operations of the Manager and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Manager or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Manager, threatened.

(o)               None of the Manager nor any of its subsidiaries nor, to the knowledge of the Manager, any director, officer, agent, employee, affiliate or person acting on behalf of the Manager or any of its subsidiaries is currently subject to any Sanctions or located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria); and the Manager will not directly or indirectly use or cause the Company to use the proceeds of the Offering, or lend or cause the Company to lend, contribute or cause the Company to contribute, or otherwise make available or cause the Company to otherwise make available, such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of funding, financing or facilitating the activities of any person or in any country or territory that at such time is the subject of Sanctions or in any other matter that will result in a violation of Sanctions by any person. For the past five years, the Manager and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person or in any country or territory that at the time of the dealing or transaction is or was the subject of Sanctions.

3.                  Agreements to Sell and Purchase. The Company hereby agrees to issue and sell [●] Firm Shares to the several Underwriters at a price of $[●] per share (the “Purchase Price”), and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions herein set forth, agrees, severally and not jointly, to purchase from the Company at the Purchase Price the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) set forth opposite the name of such Underwriter set forth in Schedule I hereto.

Moreover, the Company hereby agrees to issue and sell up to [●] Additional Shares to the Underwriters at the Purchase Price less an amount per share equal to any cash dividend payable by the Company on the Firm Shares but only to the extent that such dividend is not payable on the Additional Shares, and the Underwriters, upon the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, shall have the right (but not the obligation) to purchase, severally and not jointly, up to [●] Additional Shares at the Purchase Price less an amount per share equal to any cash dividend payable by the Company on the Firm Shares but only to the extent that such dividend is not payable on the Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

In addition, the Company will pay a financial advisory fee per share equal to, in the aggregate, 0.75% of the Public Offering Price (as defined below), solely to Baird and KBW (50% of which fee shall be payable to Baird and 50% of which fee shall be payable to KBW).

4.                  Terms of Public Offering. It is understood that the Underwriters propose to offer the Shares for sale to the public initially at a price of $[●] per share (the “Public Offering Price”).

5.                  Payment and Delivery. Payment for the Firm Shares to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., Eastern Time, on [●], 2015, or at such other time on the same or such other date, not later than [●], 2015, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., Eastern Time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [●], 2015,[1] as shall be designated in writing by the Representatives.

The Firm Shares and any Additional Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and any Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) for the accounts of the Underwriters, unless the Representatives shall otherwise instruct. The certificates for the Shares, if any, will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 12:00 p.m., Eastern Time, on the business day prior to the Closing Date or Optional Closing Date, as the case may be.

1 Insert date 10 business days after the expiration of the green shoe option.

6.                  Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the condition that all representations and warranties on the part of the Company, the Operating Partnership and the Manager contained in this Agreement are, on the date hereof, on the Closing Date and on each Option Closing Date, if any, true and correct, the condition that the Company, the Operating Partnership and the Manager have performed the obligations required to be performed by them prior to the Closing Date and the following further conditions:

(a)                Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and each Option Closing Date, if any:

(i)                 there shall not have occurred any change, or any development involving a prospective change, in the assets, business, capitalization, condition (financial or otherwise), management, operations, earnings or prospects of the Company, the Operating Partnership and the Subsidiaries, taken as a whole, or the Manager, from that set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus that makes it, in the Representatives’ judgment, impracticable or inadvisable to offer or sell the Shares on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and

(ii)               on or after the date of this Agreement, there shall not have occurred any of the following: (i) since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus or the Prospectus, any Material Adverse Effect, whether or not arising in the ordinary course of business; (ii) trading generally shall have been suspended or materially limited or minimum or maximum prices shall have been established, or maximum ranges for prices have been required, on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, LLC, or the NASDAQ Global Market, or by order of the Commission or FINRA or any other governmental authority; (iii) trading of any securities of the Company shall have been suspended or materially limited on any exchange or in any over-the-counter market; (iv) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; (v) any moratorium or material limitation on commercial banking activities shall have been declared by Federal or state authorities; (vi) there shall have occurred any outbreak or escalation of hostilities, act of terrorism involving the United States or declaration by the United States of a national emergency or war; or (vii) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (v) or (vi), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus (exclusive of any supplement thereto), or to proceed with the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

(b)               The Underwriters shall have received a true and correct copy of each of the executed Transaction Agreements and the Management Agreement, together with all related agreements and all schedules and exhibits thereto, promptly upon their execution.

(c)                The Underwriters shall have received from the Company, on behalf of itself and the Operating Partnership, on the Closing Date and each Option Closing Date, as the case may be, a certificate of the Chief Executive Officer and Chief Financial Officer of the Company and a certificate of the Chief Financial Officer of the Company in its capacity as the general partner of the Operating Partnership to the effect that (i) the representations and warranties of the Company and the Operating Partnership contained in this Agreement are true and correct as of the Closing Date or such Option Closing Date, as the case may be; (ii) that the Company and the Operating Partnership have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as the case may be; and (iii) that no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus shall have been issued, and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened, and as to such other matters as the Representatives may reasonably request. The delivery of the certificate provided for in this Section 6(c) shall constitute a representation and warranty of the Company and Operating Partnership as to the statements made in such certificate.

(d)               The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, a certificate, dated the Closing Date or such Option Closing Date, as the case may be, and signed by the Chief Executive Officer and Chief Financial Officer of the Manager (or person having equivalent functions), to the effect that (i) the representations and warranties of the Manager contained in this Agreement are true and correct as of the Closing Date or such Option Closing Date, as the case may be; and (ii) that the Manager has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as the case may be. The delivery of the certificate provided for in this Section 6(d) shall constitute a representation and warranty of the Manager as to the statements made in such certificate.

(e)                The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, an opinion and a negative assurance letter of Hunton & Williams LLP, outside counsel for the Company and Manager, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibits A-1 and A-2 hereto. In rendering such opinion, Hunton & Williams LLP may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company, the Operating Partnership and the Subsidiaries and the Manager and of public officials. The opinion of Hunton & Williams LLP shall be rendered to the Underwriters at the request of the Company and the Manager and shall so state therein.

(f)                 The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, an opinion of Venable LLP, special Maryland counsel for the Company, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A-3 hereto. In rendering such opinion, Venable LLP may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company, the Operating Partnership and the Subsidiaries and of public officials. The opinion of Venable LLP shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(g)                The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, a tax opinion of Hunton & Williams LLP, dated as of the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A-4 hereto.

(h)               The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, an opinion of Clifford Chance US LLP, counsel for the Underwriters, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters. In rendering such opinion, Clifford Chance US LLP may rely (i) as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company, the Operating Partnership and the Subsidiaries and of public officials, (ii) as to all matters governed by North Carolina law, upon the opinion of Hunton & Williams LLP referred to in 6(e) above and (iii) as to all matters governed by Maryland law, upon the opinion of Venable LLP referred to in Section 6(f) above.

(i)                 The Underwriters shall have received, on each of the date hereof, the Closing Date and each Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, and copied to each member of the Company’s board of directors who signed the Registration Statement at any time, from (i) Grant Thornton LLP, independent registered public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and the Audited Companies contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and (ii) HLB Gross Collins, P.C., independent registered public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the Statements of Revenue in Excess of Certain Expenses contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letters delivered on the Closing Date and each Option Closing Date, as the case may be, shall use a “cut-off date” not earlier than three business days prior to the delivery thereof.

(j)                 The Underwriters shall have received from the Company on and as of the date of this Agreement Closing Date and each Option Closing Date, if any, as the case may be, a certificate from the Chief Financial Officer of the Company substantially in the form set forth on Exhibit C hereto.

(k)               The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 7(b) hereof, and any issuer free writing prospectus or other material required to be filed by the Company pursuant to Rule 433 under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act and in accordance with Section 7(b) hereof. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus shall have been issued, and no proceedings for such purpose shall have been instituted or, to the knowledge of the Company, threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement shall have been received; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ satisfaction. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or each Option Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction, decree or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or each Option Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(l)                 The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between the Representatives, the Company’s executive officers and directors, the Manager, the Manager’s executive officers, and the Contributing Investors, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(m)             The Shares shall have been approved for listing on the Exchange, subject only to official notice of issuance.

(n)               FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby, including the Formation Transactions.

(o)               The Manager shall have made the Inducement Payment to EF CMO LLC pursuant to the Inducement Payment Agreement.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request, including certificates of officers of the Company, legal opinions and an accountants’ comfort letter, and other matters related to the issuance of such Additional Shares.

7.                  Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, covenant with each Underwriter as follows:

(a)                To furnish to the Representatives, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in Milwaukee, Wisconsin and New York, New York, without charge, prior to 10:00 a.m. Eastern Time on the business day next succeeding the date of this Agreement and during the period mentioned in Sections 7(g) or 7(h) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments (including prospectus wrappers) thereto or to the Registration Statement as the Representatives may reasonably request.

(b)               To cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representatives and the other Underwriters an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, including, but not limited to, portable document format, or PDF, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Shares; and (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate. The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

(c)                Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act the Prospectus required to be filed pursuant to such Rule, to file any issuer free writing prospectus to the extent required by Rule 433 under the Securities Act.

(d)               To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(e)                Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f)                 To advise the Representatives promptly (i) when the Registration Statement has become effective, (ii) when any amendment to the Registration Statement has been filed or becomes effective, (iii) when any supplement to the Prospectus or any issuer free writing prospectus or any Permitted Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed, (iv) of any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information with respect thereto, or (v) of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus; and if the Commission should enter such a stop order, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(g)                If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances in which they are made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances in which they are made when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(h)               If, during such period after the first date of the Offering as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances in which they are made when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances in which they are made when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(i)                 If, at or after the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Rule 462 Registration Statement, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as possible; and the Company will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rules 430A or 430C under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Company agrees to file in a timely manner in accordance with such Rules).

(j)                 To file in a timely manner all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Shares.

(k)               The Company will file with the Commission such information on Form 10-Q or Form 10-K as may be required pursuant to Rule 463 under the Securities Act.

(l)                 Promptly to furnish such information or to take such action as the Representatives may reasonably request and otherwise to qualify the Shares for offer and sale under the securities or “blue sky” laws of such states and other jurisdictions (domestic or foreign) as the Representatives shall reasonably request, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any jurisdiction (excluding service of process with respect to the offer and sale of the Shares); and to promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose.

(m)             To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least 12 months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act) that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(n)               During a period of five years from the effective date of the Registration Statement, the Company will furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders generally, and to deliver to the Representatives (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided, however, that the requirements of this Section 7(n) shall be satisfied to the extent that such reports, statements, communications, financial statements or other documents are available on EDGAR or publicly disseminated.

(o)               To use its reasonable best efforts to cause the Shares to be listed on the Exchange and to maintain such listing.

(p)               During the period beginning on the date hereof and ending 180 days after the date of the Prospectus, and without the prior written consent of the Representatives, not to (i) issue, offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap, forward contract, hedging transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether such transaction described in clauses (i) or (ii) above is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (iv) publicly disclose or announce an intention to effect any transaction specified in clauses (i), (ii) or (iii) above. The restrictions contained in the preceding sentence shall not apply to (A) the Shares to be sold hereunder, (B) the grant of options to purchase shares of Common Stock pursuant to the Company’s stock option plans under the terms of such plans in effect on the date hereof and disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, provided such options are granted at fair market value and in amounts and with exercise terms consistent with the Company’s past practice, if any, (C) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date of the Underwriting Agreement of which the Representatives have been advised in writing, (D) the issuance by the Company of shares of Common Stock to effect the Formation Transactions, or (E) the issuance of shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock in connection with an acquisition or strategic investment as long as (x) the aggregate number of shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock issued or issuable does not exceed 5% of the number of shares of Common Stock outstanding immediately after the issuance and sale of the Shares, and (y) each recipient of any such shares or other securities executes a “lock-up” letter substantially the same as those described in Section 6(l) above for the remainder of such 180-day restricted period. The Company shall promptly notify the Representatives of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period. If the Representatives agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(l) above for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release through a major news service at least two business days before the effective date of the release or waiver.

(q)               To comply with Rule 433(d) under the Securities Act (without reliance on Rule 164(b) under the Securities Act) and with Rule 433(g) under the Securities Act.

(r)                 Not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(s)                Not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, except in each case other than the Prospectus.

(t)                 To maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(u)               To apply the net proceeds to the Company from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(v)               To use its commercially reasonable efforts to cause the Securities to be eligible for clearance through DTC.

(w)              To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) the time when a prospectus relating to the Shares is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (b) the expiration of the lock-up period described in Section 7(p) above.

(x)                To make available to the Representatives a true and correct copy of each of the executed Transaction Agreements, together with all related agreements and all schedules and exhibits thereto, promptly upon their execution.

(y)                If at any time following the distribution of any Permitted Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Permitted Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Permitted Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(z)                The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its short taxable year ending December 31, 2015, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code unless the Company’s Board of Directors determines in good faith that it is no longer in the best interest of the Company and its stockholders to be so qualified.

(aa)            The Company will not be or become, at any time prior to the expiration of three years after the date of this agreement, an “investment company,” as such term is defined in the Investment Company Act.

8.                  Covenants of the Manager. The Manager covenants with each Underwriter as follows:

(a)                Not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(b)               During the period beginning on the date hereof and ending 180 days after the date of the Prospectus, and without the prior written consent of the Representatives, not to (i) offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap, forward contract, hedging transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether such transaction described in clauses (i) or (ii) above is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, (iii) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock without the prior written consent of the Representatives, or (iv) publicly disclose or announce an intention to effect any transaction specified in clauses (i), (ii) or (iii) above. In the case of any such transfer, each transferee shall execute and deliver to the Representative a lock-up letter in the form of this paragraph.

9.                  Expenses. Whether or not the transactions contemplated hereby, including the Formation Transactions, are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus or any Written Testing-the-Waters Communication prepared by or on behalf of, used by, or referred to by, the Company, and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (iii) the cost of printing or producing any securities or blue sky memorandum in connection with the offer and sale of the Shares under the securities laws of the jurisdictions in which the Shares may be offered or sold and all expenses in connection with the qualification of the Shares for offer and sale under such securities laws as provided in Section 7(l) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with a “blue sky” memorandum, with such legal fees not to be in excess of $10,000; (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, with such legal fees not to be in excess of $10,000; (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Exchange; (vi) the cost of printing certificates, if any, representing the Shares; (vii) the costs and charges of any transfer agent, registrar or depositary; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” or any Testing-the-Waters Communications undertaken in connection with the marketing of the Offering, including, without limitation, expenses associated with the preparation or dissemination of such road show or Written Testing-the-Waters Communication, expenses associated with the production of road show or Written Testing-the-Waters Communication slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations or Testing-the-Waters Communications with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection therewith; (ix) the document production charges and expenses associated with printing this Agreement; (x) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States and the preparation of any prospectus wrappers or disclosures deemed advisable or necessary to comply with foreign securities laws; and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

Except as expressly set forth herein, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. Notwithstanding the above, if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 is not satisfied, because of any termination of this Agreement by the Underwriters pursuant to Section 11 hereof (except pursuant to clauses (b), (d), (e), (f) or (g) of Section 11 hereof) or because of any refusal, inability or failure on the part of the Company to perform any obligation or covenant hereunder or comply with any provision hereof other than by reason of a default by any of the Underwriters, then the Company will reimburse the Underwriters (or such Underwriters as have so terminated this Agreement with respect to themselves, except, in the case of Section 12, for the defaulting Underwriters) severally, through the Representatives on demand for all documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by such Underwriters in connection with this Agreement or in furtherance of the Offering.

10.              Indemnity and Contribution. (a) The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities, including actions and other proceedings in respect thereof and including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such claim, action or other proceeding (any of the foregoing being a “Loss”), caused by, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, any issuer information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, any Written Testing-the-Waters Communication or the Prospectus or any amendment or supplement or wrapper thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership shall not be liable under this Section 10(a) to the extent that such Losses are caused by, arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with the Underwriter Information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b)               Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Operating Partnership, the Company’s directors and officers who sign the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all Losses caused by, arising from or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, any issuer information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, any Written Testing-the-Waters Communication or the Prospectus or any amendment, supplement or wrapper thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission was made therein in reliance upon and in conformity with the Underwriter Information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(c)                In case any claim, action or other proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Sections 10(a) or 10(b) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate law firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, and (ii) the fees and expenses of more than one separate law firm (in addition to any local counsel) for the Company and the Operating Partnership, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate law firm for the Underwriters and such control persons and affiliates of any Underwriters, such law firm shall be designated in writing by the Representatives. In the case of any such separate law firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, then the indemnifying party agrees to indemnify the indemnified party from and against any Loss by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on any Loss that is the subject matter of such proceeding.

(d)               To the extent the indemnification provided for in Section 10(a) or 10(b) is unavailable to an indemnified party or insufficient in respect of any Loss referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such Loss, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the Offering shall be deemed to be in the same respective proportions as the net proceeds from the Offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions and financial advisory fees received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the product of the Public Offering Price and the number of Shares sold in the Offering. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)                The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(d). Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(f)                 The indemnity and contribution provisions contained in this Section 10 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

(g)                The obligation of the parties to this Agreement contained in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

11.              Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (a) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus or the Prospectus, any Material Adverse Effect, whether or not arising in the ordinary course of business, (b) trading generally shall have been suspended or materially limited or minimum or maximum prices shall have been established, or maximum ranges for prices have been required, on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, LLC, or the Nasdaq Capital Market, or by order of the Commission or FINRA or any other governmental authority, (c) trading of any securities of the Company shall have been suspended or materially limited on any exchange or in any over-the-counter market, (d) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (e) any moratorium or material limitation on commercial banking activities shall have been declared by Federal or state authorities, (f) there shall have occurred any outbreak or escalation of hostilities, act of terrorism involving the United States or declaration by the United States of a national emergency or war, or (g) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in this Section 11, makes it, in the Representatives’ reasonable judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus (exclusive of any supplement thereto), or to proceed with the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

12.              Effectiveness; Defaulting Underwriters. (a) This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(a)                If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date (the “Defaulted Shares”), then the Representatives shall have the right in their discretion to arrange for the purchase by one or more of the non-defaulting Underwriters, or any other underwriters, of all but not less than all of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth. If within 36 hours after such default by any Underwriter, the Representatives do not arrange for the purchase of such Defaulted Shares, then the Company shall be entitled to a further period of 36 hours (which may be waived by the Company) within which to procure the services of another party or other parties satisfactory to the Representatives to purchase the Defaulted Shares on such terms as are acceptable to the Company. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of the Defaulted Shares, or the Company notifies the Representatives that it has so arranged for the purchase of the Defaulted Shares, the Representatives or the Company shall have the right to postpone the Closing Date or an Option Closing Date, as the case may be, for a period of not more than seven days, in order to effect whatever changes in the Registration Statement, the Time of Sale Prospectus or the Prospectus, or in any other documents or arrangements, may thereby be made necessary, and the Company agrees to file promptly any amendments or supplements to the Registration Statement, the Time of Sale Prospectus or the Prospectus which may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to the Defaulted Shares.

(b)               If, after giving effect to any arrangements for the purchase of Defaulted Shares by the Representatives or the Company as provided in subsection (a) above, the aggregate number of Defaulted Shares that remains unpurchased does not exceed one-tenth of the aggregate number of the Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase under this Agreement at the Closing Date or an Option Closing Date, as the case may be, and, in addition, to require each non-defaulting Underwriter to purchase its pro rata shares (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Defaulted Shares for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)              If, after giving effect to any arrangements for the purchase of Defaulted Shares by the Representatives or the Company as provided above, the aggregate number of Defaulted Shares that remains unpurchased exceeds one-tenth of the aggregate number of the Shares to be purchased on the Closing Date or an Option Closing Date, as the case may be, or if the Company shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriters to purchase the Defaulted Shares, then this Agreement (or, with respect to an Option Closing Date, the obligations of the Underwriters to sell the Additional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for expenses to be borne by the Company and the Underwriters as provided in Section 9 and the indemnification and contribution agreements in Section 10 hereof; but nothing herein shall relieve any defaulting Underwriter from liability for its default.

13.              Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Manager and the Underwriters set forth or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 10 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 9 and 10 hereof shall survive the termination or cancellation of this Agreement.

14.              Entire Agreement; No Advisory or Fiduciary Relationship. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the Offering and the purchase and sale of the Shares.

(b)               The Company acknowledges that in connection with the Offering: (i) the Underwriters have acted at arm’s length, as principals, and are not agents of, and owe no fiduciary duties to, the Company, the Operating Partnership, any of the Subsidiaries, any of their respective officers, directors, stockholders, affiliates or creditors, or any other person; (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and any prior written agreements (to the extent not superseded by this Agreement); (iii) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Company has consulted its respective legal, accounting, regulatory and tax advisors to the extent that it deemed appropriate; and (iv) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the Offering.

15.              Intended Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any individual or entity, other than the Underwriters and the Company and their respective successors, and the controlling persons, affiliates, officers and directors referred to in Sections 9 and 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement is intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons, affiliates, officers and directors and their heirs and legal representatives, and for the benefit of no one else.

16.              Acknowledgements. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations or publish research reports with respect to the Company or the Offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full-service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated hereby, including the Formation Transactions.

17.              Partial Unenforceability. The invalidity or unenforceability of any Section, subsection, paragraph, clause or other provision of this Agreement shall not affect the validity or enforceability of any other Section, subsection, paragraph, clause or other provision hereof. If any Section, subsection, paragraph, clause or other provision of this Agreement is for any reason determined to be invalid or unenforceable, then there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make the remainder of this Agreement valid and enforceable.

18.              No Advisory or Fiduciary Relationship. The Company, the Operating Partnership and the Manager acknowledge and agree that (a) the purchase and sale of the Shares pursuant to the Agreement, including the determination of the Public Offering Price and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the Offering and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Operating Partnership, the Manager, or any of their equity holders, creditors, subsidiaries, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company, the Operating Partnership or the Manager with respect to the Offering or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, the Operating Partnership or the Manager on other matters), no Underwriter has any obligation to the Company, the Operating Partnership or the Manager with respect to the Offering except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, the Operating Partnership and the Manager, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Company, the Operating Partnership and the Manager have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

19.              Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

20.              Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

21.              Venue. The parties hereby submit to the jurisdiction of and venue in the federal courts located in the City of New York, New York in connection with any dispute related to this agreement, any transaction contemplated hereby, including the Formation Transactions, or any other matter contemplated hereby.

22.              TRIAL BY JURY. THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SUBSIDIARIES, STOCKHOLDERS AND AFFILIATES) AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING THE FORMATION TRANSACTIONS.

23.              Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

24.              Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the parties as follows:

(a)	If to the Underwriters, to:

Robert W. Baird & Co. Incorporated Attention: Steven Goldberg 1717 K Street NW Suit 910 Washington, D.C. 20007 Fax: (202) 303-1850

with a copy to:

Legal Department Robert W. Baird & Co. Incorporated 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 Fax: (414) 298-7800

and

Keefe, Bruyette & Woods, Inc. Attention: Jennifer Fuller

501 N. Broadway St. Louis, MO 63102 Email: fullerj@kbw.com

with a copy to:

Legal Department Keefe, Bruyette & Woods, Inc. 787 7th Avenue New York, New York 10019 Email: bheller@kbw.com

and

SunTrust Robinson Humphrey, Inc. Attention: West Riggs 3333 Peachtree Road, NE 11th Floor Atlanta, GA 30326

(b)	If to the Company, the Operating Partnership or the Manager, to:

RiverBanc Multifamily Investors, Inc. Attention: Kevin Donlon 227 West Trade Street Suit 900 Charlotte, NC 28202 Fax: (855) 826-1639

with a copy to:

Hunton & Williams LLP Attention: Christopher C. Green, Esq. Bank of America Plaza, Suite 4100 600 Peachtree Street, N.E. Atlanta, GA 30308 Fax: (404) 888-4190

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Operating Partnership, the Manager and the Underwriters.

Very truly yours,
RIVERBANC MULTIFAMILY INVESTORS, INC.

By:
Name:
Title:

RIVERBANC LLC

By:
Name:
Title:

RIVERBANC MULTIFAMILY LP

By:	RIVERBANC MULTIFAMILY INVESTORS, INC. Its General Partner

By:
Name:
Title:

Accepted as of the date hereof

ROBERT W. BAIRD & CO. INCORPORATED
KEEFE, BRUYETTE & WOODS, INC.
SUNTRUST ROBINSON HUMPHREY, INC.

Acting severally on behalf of themselves and
the several Underwriters named in
Schedule I hereto

By:	Robert W. Baird & Co. Incorporated

Name: Title:

By:	Keefe, Bruyette & Woods, Inc.

Name: Title:

By:	SunTrust Robinson Humphrey, Inc.

Name: Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased	Number of Additional Shares To Be Purchased
Robert W. Baird & Co. Incorporated
Keefe, Bruyette & Woods, Inc.
SunTrust Robinson Humphrey, Inc.
Nomura Securities International, Inc.
Oppenheimer & Co. Inc.
J.J.B. Hilliard, W.L. Lyons, LLC

Total:

Sch. I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus dated ______________, 2015

2.	[permitted free writing prospectuses filed by the Company under Rule 433(d) under the Securities Act]

3.	[Bona fide electronic road show]

4.	Number of Firm Shares to be Sold: _______________ Number of Additional Shares to be Sold: _____________ Public Offering Price: $____ per share

Sch. II-1

SCHEDULE III

Controlled Subsidiaries*

RiverBanc Multifamily LP

RB Multifamily Investors LLC

RMI I LLC

RMI II LLC

RMI III LLC

*These entities are to be acquired in connection with the Formation Transactions as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

Sch. III-1

SCHEDULE IV

Non-Controlled Subsidiaries*

Bent Tree JV Holdings, LLC

Evergreens JV Holdings, LLC

Summerchase LR Apartments LLC

WR Savannah Holdings, LLC

Lake Mary Realty Partners LLC

*Ownership interests in these entities are to be acquired in connection with the Formation Transaction as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

Sch. IV-1

Schedule V

Permitted Testing-the-Waters Communication

Sch. V-1

EXHIBIT A-1

FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 6(e)

Exh. A-1-1

EXHIBIT A-2

FORM OF NEGATIVE ASSURANCE LETTER OF COMPANY'S COUNSEL TO BE DELIVERED PURSUANT TO SECTION 6(e)

Exh. A-2-1

EXHIBIT A-3

FORM OF OPINION OF COMPANY’S SPECIAL MARYLAND COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 6(f)

Exh. A-3-1

EXHIBIT A-4

FORM OF OPINION OF COMPANY’S TAX COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 6(g)

Exh. A-4-1

Exhibit B

FORM OF LOCK-UP LETTER TO BE SIGNED BY OFFICERS,
DIRECTORS AND CERTAIN STOCKHOLDERS

____________, 2015

ROBERT W. BAIRD & CO. INCORPORATED

KEEFE, BRUYETTE & WOODS, INC.
SUNTRUST ROBINSON HUMPHREY, INC.

As Representatives of the Several Underwriters

Identified in Schedule I Annexed Hereto

c/o Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

c/o Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue

New York, New York 10019

c/o SunTrust Robinson Humphrey, Inc.
3333 Peachtree Road, NE
11th Floor
Atlanta, GA 30326

Ladies and Gentlemen:

The undersigned understands that Robert W. Baird & Co. Incorporated (“Baird”), Keefe, Bruyette & Woods, Inc. (“KBW”) and SunTrust Robinson Humphrey, Inc. (“SunTrust” and, together with Baird and KBW, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with RiverBanc Multifamily Investors, Inc., a Maryland corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named therein (the “Underwriters”), including the Representatives, of 3,800,000 shares (the “Shares”) of the common stock, $0.01 par value per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Restricted Period”), (1) directly or indirectly offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, lend, or otherwise transfer or dispose of, or establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (each within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to any shares of Common Stock, any options or warrants to purchase any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for or that represent the right to receive shares of Common Stock, (2) enter into any swap, forward contract, hedging transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (3) file or approve the filing of any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or make any demand for or exercise any right with respect to (other than piggyback registration rights, if any) the registration of any shares of Common Stock or the filing of any registration statement with respect thereto, or (4) publicly disclose or announce an intention to effect any transaction specified in clause (1), (2) or (3). The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer by the undersigned of shares of Common Stock except in compliance with this agreement.

Exh. B-1

The foregoing restrictions shall not apply to (a) the sale of the Shares in the Public Offering, (b) sales of shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with such sales, (c) transfers of shares of Common Stock or any security convertible into shares of Common Stock as a bona fide gift, (d) transfers by will or estate or intestate succession to the undersigned’s family, or to a trust, the beneficiaries of which are exclusively the undersigned or members of the undersigned’s family, (e) pro rata transfers or distributions, if the undersigned is not a natural person, of shares of Common Stock or any security convertible into Common Stock to limited partners, members, subsidiaries, stockholders or affiliates of the undersigned to the extent the undersigned is a partnership, limited liability company or corporation, (f) the exercise of any options to purchase shares of Common Stock or the vesting, award, delivery or settlement of shares of Common Stock and the receipt by the undersigned from the Company of shares of Common Stock thereunder, in each case pursuant to the Company’s stock option or equity-based compensation plans that are described in the registration statement and prospectus related to the Public Offering, and sales of such shares of Common Stock in transactions exempt from Section 16(b) of the Exchange Act that are issued upon exercise of such options or warrants or such vesting, award, delivery, settlement or receipt in order to pay or provide for any taxes due on such exercise, vesting, delivery, settlement or receipt or to pay the exercise price therefor, or (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act relating to sales by the undersigned of shares of Common Stock, if then permitted by the Company, provided that the shares subject to such plan may not be sold until after the expiration of the Restricted Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required or voluntarily made during the Restricted Period; provided that in the case of any transfer, distribution or issuance pursuant to clauses (c), (d), (e) or (f), (i) each donee, heir, legatee, trustee, distributee, transferee or recipient shall sign and deliver a lock-up letter substantially in the form of this letter for the balance of the Restricted Period, and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period.

Exh. B-2

The undersigned understands that, if the undersigned is an officer or director of the Company, (1) this agreement shall apply to any issuer-directed shares that the undersigned may purchase in the Public Offering, (2) the Representatives will notify the Company at least three business days before the effective date of any release or waiver of the foregoing restrictions, (3) the Company will announce the impending release or waiver by a press release, satisfactory in form to the Representatives, through a major news service announcing such waiver or release, and (4) any release or waiver granted by the Representatives under this agreement will only be effective two business days after the publication date of such press release.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

It is understood that if the Company notifies the Representatives in writing that it does not intend to proceed with the Public Offering or if the Offering is not completed on or before October 31, 2015, this agreement shall be terminated and be of no further force or effect.

Very truly yours,
(Name)

(Address)

Exh. B-3

Exhibit C

Chief Financial Officer's Certificate